Exhibit 21.1

INTERNATIONAL STEEL GROUP INC. SUBSIDIARIES

Jurisdiction of
Incorporation or
Name of Subsidiary	Organization
Hibbing Development Company	Minnesota

Hibbing Land Corporation	Delaware

Hibbing Taconite Company	Minnesota

Hibbing Taconite Holding Inc.	Minnesota

ISG Acquisition Inc.	Delaware

ISG Burns Harbor LLC	Delaware

ISG Cleveland Inc.	Delaware

ISG Cleveland West Inc.	Delaware

ISG Cleveland West Properties Inc.	Delaware

ISG Cleveland Works Railway Company	Delaware

ISG Columbus Coatings LLC	Delaware

ISG Columbus Processing LLC	Delaware

ISG/EGL Holding Company	Delaware

ISG Hennepin Inc.	Delaware

ISG Hibbing Inc.	Delaware

ISG Indiana Harbor Inc.	Delaware

ISG Lackawanna LLC	Delaware

ISG Plate LLC	Delaware

ISG Railways Inc.	Delaware

ISG Real Estate Inc.	Delaware

ISG Riverdale Inc.	Delaware

Jurisdiction of
Incorporation or
Name of Subsidiary	Organization
ISG South Chicago & Indiana Harbor Railway Company	Delaware

ISG Sparrows Point LLC	Delaware

ISG Steelton LLC	Delaware

ISG Technologies Inc.	Delaware

ISG Venture Inc.	Delaware

ISG Warren Inc.	Delaware

L-S Electro-Galvanizing Company	Ohio

Ontario Iron Company	Minnesota

Tow Path Valley Business Park Development Company	Delaware

Pristine Resources Inc.	Delaware

Tecumseh Redevelopment Inc.	Delaware